Three months ended December 31, 2025
Percentage change versus the year-ago period
	Reported (GAAP) Net Sales Growth/ (Decrease)	Reported Volume	Acquisitions & Divestitures	Foreign Exchange Impact	Price Mix and Other (2)	Organic Sales Growth/ (Decrease) (Non-GAAP) (3)	Organic Volume (4)
Health and Wellness	2%	2%	—%	—%	—%	2%	2%
Household	(6)	(3)	—	—	(3)	(6)	(3)
Lifestyle	(5)	(5)	—	—	—	(5)	(5)
International	7	2	—	2	3	5	2
Total Company (5)	(1)%	(1)%	—%	—%	—%	(1)%	(1)%

Six months ended December 31, 2025
Percentage change versus the year-ago period
	Reported (GAAP) Net Sales Growth/ (Decrease)	Reported Volume	Acquisitions & Divestitures (1)	Foreign Exchange Impact	Price Mix and Other (2)	Organic Sales Growth/ (Decrease) (Non-GAAP) (3)	Organic Volume (4)
Health and Wellness	(9)%	(8)%	—%	—%	(1)%	(9)%	(8)%
Household	(13)	(11)	—	—	(2)	(13)	(11)
Lifestyle	(14)	(13)	—	—	(1)	(14)	(13)
International (4)	3	—	—	1	2	2	—
Total Company (4)(5)	(10)%	(9)%	(1)%	—%	(1)%	(9)%	(8)%
(1)The divestiture impact is calculated as net sales from the Better Health Vitamins VMS business after the sale date in the six month year-ago period.
(2)This represents the net impact on net sales growth / (decrease) from pricing actions, mix, trade promotion spending, mix from acquisitions and divestitures and other factors. In the six months ended December 31, 2025 , the impact from divestiture mix was 0% for Total Company.
(3)Organic sales growth / (decrease) is defined as net sales growth / (decrease) excluding the effect of any acquisitions and divestitures and foreign exchange rate changes. See below for reconciliation of organic sales growth / (decrease) to net sales growth / (decrease), the most directly comparable GAAP financial information.
Management believes that the presentation of organic sales growth / (decrease) is useful to investors because it excludes sales from any acquisitions and divestitures, which results in a comparison of sales only from the businesses that the company was operating throughout the relevant periods, and the impact of foreign exchange rate changes, which are out of the control of the company and management. However, organic sales growth / (decrease) may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.
(4)Organic volume represents volume excluding the effect of any acquisitions and divestitures. In the six months ended December 31, 2025, the volume impact of divestitures was (1%) for Total Company.
(5)Total Company includes Corporate and Other. Corporate and Other includes the results of the Better Health VMS business through the date of divestiture.

The following table provides a reconciliation of organic sales growth / (decrease) (non-GAAP) to net sales growth / (decrease) (GAAP), the most comparable GAAP measure:

	Three months ended December 31, 2025
	Percentage change versus the year-ago period
	Health and Wellness	Household	Lifestyle	International	Total Company (1)
Net sales growth / (decrease) (GAAP)	2%	(6)%	(5)%	7%	(1)%
Add: Foreign exchange	—	—	—	(2)	—
Organic sales growth / (decrease) (non-GAAP)	2%	(6)%	(5)%	5%	(1)%

	Six months ended
	Percentage change versus the year-ago period
	Health and Wellness	Household	Lifestyle	International	Total Company (1)
Net sales growth / (decrease) (GAAP)	(9)%	(13)%	(14)%	3%	(10)%
Add: Foreign Exchange	—	—	—	(1)	—
Add/(Subtract): Divestitures/Acquisitions (2)	—	—	—	—	1
Organic sales growth / (decrease) (non-GAAP)	(9)%	(13)%	(14)%	2%	(9)%
(1)Total Company includes Corporate and Other. Corporate and Other includes the results of the Better Health VMS business through the date of divestiture.
(2)The divestiture impact is calculated as net sales from the Better Health VMS business after the sale date in the six month year-ago period.

Supplemental Unaudited Condensed Information – Gross Margin Drivers
The table below provides details on the drivers of gross margin change versus the year-ago period.

Driver	Gross Margin Change vs. Prior Year (basis points)
	FY25					FY26
	Q1	Q2	Q3	Q4	FY	Q1	Q2
Cost Savings	+240	+170	+170	+160	+190	+140	+170
Price Changes	+20	+10	+10	+10	+10	+20	+60
Market Movement (commodities)	+20	-20	-40	-50	-20	-30	0
Manufacturing & Logistics	-10	-30	+40	-170	-40	-180	-240
All other (1) (2) (3)	+470	-100	+60	+50	+80	-360	-50
Change vs prior year	+740	+30	+240	0	+220	-410	-60

Gross Margin (%)	45.8%	43.8%	44.6%	46.5%	45.2%	41.7%	43.2%

(1)In Q1 of fiscal year 2025, "All other" includes the positive impact from higher shipment volumes.
(2)In Q2 of fiscal year 2025, "All other" includes the negative impact from lower shipment volumes.
(3)In Q1 of fiscal year 2026, "All other" includes the negative impact from lower shipment volumes.

Supplemental Unaudited Condensed Information – Cash Flow
For the quarter ended December 31, 2025

Capital expenditures for the second quarter were $42 million versus $53 million in the year-ago quarter.
Depreciation and amortization expense for the second quarter was $55 million versus $53 million in the year-ago quarter.
Net cash provided by operations in the second quarter was $311 million, or 18.6% of net sales.

Supplemental Unaudited Condensed Information – Free Cash Flow
Fiscal Year Free Cash Flow Reconciliation

Dollars in millions and percentages based on rounded numbers

	Q2 Fiscal YTD 2026	Q2 Fiscal YTD 2025
Net cash provided by operations – GAAP	$404	$401
Less: Capital expenditures	(78)	(92)
Free cash flow – non-GAAP (1)	$326	$309
Free cash flow as a percentage of net sales – non-GAAP (1)	10.5%	9.0%
Net sales	$3,102	$3,448
(1)In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management uses free cash flow and free cash flow as a percentage of net sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions and divestitures, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and stock repurchases. Free cash flow does not represent cash available only for discretionary expenditures since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. In addition, free cash flow may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.

Supplemental Unaudited Reconciliation of Earnings Before Income Taxes to EBIT(1)(3) and Adjusted EBIT(2)(3)
Dollars in millions and percentages based on rounded numbers

	FY 2025					FY 2026

	Q1	Q2	Q3	Q4	FY	Q1	Q2
	9/30/2024	12/31/2024	3/31/2025	6/30/2025	6/30/2025	9/30/2025	12/31/2025
Earnings (losses) before income taxes	$177	$237	$254	$410	$1,078	$107	$215
Interest income	(3)	(2)	(2)	(2)	(9)	(2)	(1)
Interest expense	21	22	23	22	88	23	25
EBIT (1)(3)	$195	$257	$275	$430	$1,157	$128	$239
EBIT margin (1)(3)	11.1%	15.2%	16.5%	21.6%	16.3%	9.0%	14.3%
Loss on divestiture (4)	118	—	—	—	118	—	—
Cyberattack costs, net of insurance recoveries (5)	(10)	(25)	(35)	—	(70)	—	—
Digital capabilities and productivity enhancements investment (6)	29	26	26	30	111	32	17
Adjusted EBIT – non-GAAP (2)(3)	$332	$258	$266	$460	$1,316	$160	$256
Adjusted EBIT margin (2)(3)	18.8%	15.3%	15.9%	23.1%	18.5%	11.2%	15.3%
Net sales	$1,762	$1,686	$1,668	$1,988	$7,104	$1,429	$1,673
(1)EBIT (a non-GAAP measure) represents earnings (losses) before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is the ratio of EBIT to net sales.
(2)Adjusted EBIT (a non-GAAP measure) represents earnings (losses) before income taxes (a GAAP measure), excluding interest income, interest expense and other significant items that are nonrecurring or unusual (such as the pension settlement charge, incremental costs and insurance recoveries related to the August 2023 cyberattack, asset impairments, charges related to the digital capabilities and productivity enhancements investment, transaction and integration costs related to acquisitions, significant losses related to divestitures and other nonrecurring or unusual items as reported above). Adjusted EBIT margin is the ratio of adjusted EBIT to net sales. Refer to the Non-GAAP Financial Information within the earnings release for further discussion on the adjustments presented.
(3)In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, adjusted EBIT and adjusted EBIT margin provides useful additional information to investors about trends in the company's operations and is useful for comparability of performance over time. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.
(4)Represents the loss related to the divestiture of the Better Health VMS business.
(5)Reflects insurance recoveries related to the cyberattack.
(6)Reflects the operating expenses incurred by the company related to its digital capabilities and productivity enhancements investment. The majority of these expenses relate to external consulting fees. The remaining expenses relate to internal IT project management and supporting personnel costs and other costs.

Supplemental Unaudited Reconciliation of Adjusted Earnings per Share (4)(5)

(Dollars in millions except per share data)
	Diluted earnings per share
	Three months ended
	12/31/2025	12/31/2024	% Change
As reported (GAAP)	$1.29	$1.54	(16)%
Cyberattack costs, net of insurance recoveries (2)	—	(0.15)
Digital capabilities and productivity enhancements investment (3)	0.10	0.16
As adjusted (Non-GAAP) (4)(5)	$1.39	$1.55	(10)%

	Diluted earnings per share
	Six months ended
	12/31/2025	12/31/2024	% Change
As reported (GAAP)	$1.93	$2.34	(18)%
Loss on divestiture (1)	—	0.94
Cyberattack costs, net of insurance recoveries (2)	—	(0.21)
Digital capabilities and productivity enhancements investment (3)	0.31	0.34
As adjusted (Non-GAAP) (4)(5)	$2.24	$3.41	(34)%
(1)During the six months ended December 31, 2024, the company incurred an after tax charge of $118 related to the divestiture of the Better Health VMS business.
(2)During the three and six months ended December 31, 2024, the company recognized approximately $25 ($19 after tax) and $35 ($27 after tax), respectively, of insurance recoveries related to the August 2023 cyberattack.
(3)During the three and six months ended December 31, 2025, the company incurred approximately $17 ($13 after tax) and $49 ($38 after tax), respectively, and during the three and six months ended December 31, 2024, the company incurred approximately $26 ($20 after tax), and $55 ($42 after tax), respectively, of operating expenses related to its digital capabilities and productivity enhancements investment.
(4)Adjusted EPS is defined as diluted earnings (losses) per share that excludes or has otherwise been adjusted for significant items that are nonrecurring or unusual. The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
(5)Adjusted EPS is supplemental information that management uses to help evaluate the company's historical and prospective financial performance on a consistent basis over time. Management believes that by adjusting for certain items affecting comparability of performance over time, such as the pension settlement charge, incremental costs and insurance recoveries related to the August 2023 cyberattack, asset impairments, charges related to the digital capabilities and productivity enhancements investment, transaction and integration costs related to acquisitions, significant losses related to divestitures and other nonrecurring or unusual items, investors and management are able to gain additional insight into the company's underlying operating performance on a consistent basis over time. However, adjusted EPS may not be the same as similar measures provided by other companies due to potential differences in methods of calculation or differences in which items are incorporated into these adjustments. Refer to the Non-GAAP Financial Information within the earnings release for further discussion on the adjustments presented.

	Full year 2026 outlook (estimated range)
	Diluted earnings per share
	Low	High
As estimated (GAAP)	$5.60	$5.95
Digital capabilities and productivity enhancements investment (a)	0.35	0.35
As adjusted (Non-GAAP) (4)(5)	$5.95	$6.30
(a)In fiscal year 2026, the company expects to incur approximately $60 ($46 after tax) of operating expenses related to its digital capabilities and productivity enhancements investment.